SECURITIES AND EXCHANGE COMMISSION
                                 WASHINGTON, DC  20549


                                       FORM S-8
                                REGISTRATION STATEMENT
                                         under
                              THE SECURITIES ACT OF 1933




                             McDERMOTT INTERNATIONAL, INC.
                (Exact name of registrant as specified in its charter)


       Republic of Panama                      72-0593134
       (State or other jurisdiction      (I.R.S. Employer Identification No.)
       of incorporation or organization)

       1450 Poydras Street, New Orleans, Louisiana          70161
       (Address of principal executive offices)            (Zip Code)




                       1992 SENIOR MANAGEMENT STOCK OPTION PLAN
                               (Full title of the plan)

                                 LAWRENCE R. PURTELL,
                                 1450 Poydras Street,
                             New Orleans, Louisiana 70161
                        (Name and address of agent for service)

                                    (504) 587-5400
             (Telephone number, including area code, of agent for service)




                            CALCULATION OF REGISTRATION FEE

                                  Proposed
                                  maximum       Proposed
                                  offering      maximum         Amount of
Title of securities               price per     aggregate       registration
to be registered        Amount    share<F1>     offering price  fee

Common Stock ($1.00
par value)......        282,600   $27,1875      $7,683,187.50   $2,649.38


<F1>	The proposed maximum aggregate offering price is based upon the average sales price on the New York Stock Exchange on August 26, 1994.

Item 3.  Incorporation of Certain Documents by Reference

       The following documents filed by McDermott International, Inc., ("International"), with the Commission are incorporated herein by reference:

       (a) International's Annual Report on Form 10-K for the year ended March 31, 1994;

       (b) International's Quarterly Report on Form 10-Q for the quarter ended June 30, 1994;

       (c)   Report on Form 8-K, Item 5 was filed on June 10, 1994; and

       (d) International's Registration Statement on Form S-8, file number 33-63832.

       All reports and other documents filed by International pursuant to Sections 13, 14 or 15(d) of the 1934 Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the respective date of filing of each such documents.

Item 8.      Exhibits

        5.   Opinion of Counsel

       23.   Consent of Independent Auditors





                                   POWER OF ATTORNEY

       KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, Lawrence R. Purtell and Jamie L. Hingle, jointly and severally, his attorneys-in-fact, each with power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

                                      SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

       Signature                        Title                      Date

/s/ R.E. HOWSON
                                 Chairman of the Board       August 31, 1994
                                  and Chief Executive
                                  Officer, Director and
                                  Authorized Representative
                                  in the United States

/s/ B.A. HATTOX
                                 Senior Vice President and   August 31, 1994
                                  Chief Financial Officer

/s/ D.R. GAUBERT
                                 Vice President and          August 31, 1994
                                  Controller

/s/ THOMAS D. BARROW
                                 Director                    August 31, 1994

/s/ THEODORE H. BLACK
                                 Director                    August 31, 1994


/s/ JOHN F. BOOKOUT
                                 Director                    August 31, 1994


/s/ PHILIP J. BURGUIERES
                                 Director                    August 31, 1994


/s/ JAMES L. DUTT
                                 Director                    August 31, 1994


/s/ JAMES A. HUNT
                                 Director                    August 31, 1994


/s/ J. HOWARD MACDONALD
                                 Director                    August 31, 1994


/s/ WILLIAM MCCOLLAM, JR.
                                 Director                    August 31, 1994


/s/ JOHN A. MORGAN
                                 Director                    August 31, 1994


/s/ WILLIAM T. SEAWELL
                                 Director                    August 31, 1994


/S/ JOHN N. TURNER               Director                    August 31, 1994

                                      SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, McDermott International, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on this 31st day of August, 1994.

                                McDermott International, Inc.
                                (Registrant)


                                By
                                     R.E. Howson
                                     Chairman of the Board and
                                     Chief Executive Officer